Exhibit 3.20

BYLAWS

OF

AMC CARD PROCESSING SERVICES, INC.

INDEX TO BYLAWS

ARTICLE 1

Offices and Records

1.1.	(a)	Statutory Office and Statutory Agent	1
	(b)	Corporate Offices	1

1.2.	(a)	Records	1
	(b)	Inspection of Records	1

ARTICLE 2

Seal

2.1.	Corporate Seal		2

ARTICLE 3

Meetings of Stockholders

3.1.	Place of Meetings		2

3.2.	Time of Meetings		2
	(a)	Annual Meetings	2
	(b)	Special Meetings	2

3.3.	Stockholders’ Action by Consent in Lieu of Meeting		2

3.4.	(a)	Notice Required	3
	(b)	Waiver of Notice	3

3.5.	Presiding Officials		3

3.6.	Business Which May be Transacted at Meetings		3
	(a)	Annual Meetings	3
	(b)	Special Meetings	4

3.7.	Quorum; Corporate Action		4

3.8.	Method of Voting; Proxies		4

i

3.9.	Number of Votes	4

3.10.	Stockholders Entitled to Vote; Voting Rights of Fiduciaries, Pledgors and Joint Owners	4

3.11.	Voting by Ballot	5

3.12.	Ownership of Shares	5

3.13.	Stockholder List	5

ARTICLE 4

Directors

4.1.	Directors - Number and Tenure	6

4.2.	Powers of the Board of Directors	6

4.3.	Regular Meetings	6

4.4.	Special Meetings	6

4.5.	Action by Consent in Lieu of Meeting	7

4.6.	Quorum	7

4.7.	Waiver	7

4.8.	Vacancies	7

4.9.	Committees	7

4.10.	Compensation of Directors and Committee Members	8

ARTICLE 5

Officers

5.1.	Elected Officers	8

5.2.	Term of Office	9

5.3.	Appointed Officers and Agents; Terms of Office	9

5.4.	Removal	9

5.5.	Salaries and Compensation	9

5.6.	Delegation of Authority to Hire, Discharge and Designate Duties	9

5.7.	The Chairman of the Board	9

5.8.	The President	9

5.9.	Vice Presidents	10

5.10.	The Secretary and Assistant Secretaries	10

5.11.	The Treasurer and Assistant Treasurers	11

5.12.	Duties of Officers May be Delegated	11

ARTICLE 6

Indemnification; Financial Interests of
Officers or Directors in Corporate Transaction

6.1.	Indemnification of Officers, Directors and Others	12

6.2.	Financial Interest of Officer or Director in Corporate Transaction	13

ARTICLE 7

Shares of Stock

7.1.	Certificates for Shares of Stock	14

7.2.	Stock Records	14

7.3.	Consideration for Issuance of Stock	15

7.4.	Transfer of Shares	15

7.5.	Transfer Agent	15

7.6.	Record Date	15

7.7.	Lost, Stolen or Destroyed Certificates	16

7.8.	Power of Board of Directors	16

ARTICLE 8

General

8.1.	Fixing the Capital; Transfers of Surplus	16

8.2.	Dividends	17

8.3.	Creation of Special Purpose Reserves	17

8.4.	Checks	17

8.5.	Fiscal Year	17

8.6.	Directors’ Annual Statement	17

8.7.	Amendments	17

BYLAWS

OF

AMC CARD PROCESSING SERVICES, INC.

ARTICLE 1

Offices and Records

1.1.                              (a)                                  Statutory Office and Statutory Agent.  The statutory office and the statutory agent of the corporation in the State of Arizona shall be determined from time to time by the Board of Directors.  The address of the statutory office and the name of the statutory agent shall be on file in the appropriate office of the State of Arizona and recorded in the office of the register of deeds for the county in which the statutory office is located, pursuant to the applicable provisions of law.  The statutory office of the corporation and the business office of the statutory agent shall be identical.  If the statutory agent is an individual, such agent shall be an Arizona resident.

(b)                                 Corporate Offices.  The corporation may have such corporate offices anywhere within or without the State of Arizona as the Board of Directors from time to time may appoint or the business of the corporation may require.  The “principal place of business,” “principal business,” and “executive offices” of the corporation may be determined from time to time by the Board of Directors.  A known place of business of the corporation shall be located within the State of Arizona and may be, but need not be, the address of the statutory agent of the corporation.  The corporation may change its known place of business from time to time in accordance with the relevant provisions of the Arizona Business Corporation Act.

1.2.                              (a)                                  Records.  The corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of the stockholders and Board of Directors, a list of the names and places of residence of the officers and directors, and a list of names of the stockholders and their address.  The corporation shall keep at its statutory office, its principal place of business, or at the office of its transfer agent in Arizona stock records as provided in Section 7.2 of these Bylaws.  The corporation shall also prepare or keep from time to time such other or additional records and information as may be required by law, including the stockholder lists mentioned in Section 3.13 of these Bylaws.

(b)                                 Inspection of Books.  Any stockholder of record, upon written demand under oath stating the purpose thereof, shall have the right during the usual hours for business to inspect for any proper purpose the corporation’s Bylaws, stock register, list of its stockholders, books of account, records of proceedings of the stockholders and directors and the corporation’s other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  No stockholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the corporation, nor shall such stockholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation.  The corporation, as a condition precedent to any stockholder’s inspection of the books of the corporation, may require the stockholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of any unauthorized disclosure made or permitted to be made by such stockholder of information obtained in the course of such inspection.

ARTICLE 2

Seal

2.1.                              Corporate Seal.  The corporate seal shall be in the form prescribed by the Board of Directors that will have inscribed thereon any designation, including the name of the corporation, Arizona as the state of incorporation, the year of incorporation, and the words “Corporate Seal”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 3

Meetings of Stockholders

3.1.                              Place of Meetings.  All meetings of the stockholders shall be held at such reasonably convenient place within the United States of America as the Board of Directors or such other authorized persons who called the meeting shall designate; in the absence of such a designation, the meeting shall be held at the principal business office of the corporation.

3.2.                              Time of Meetings.

(a)                                  Annual Meetings.  An annual meeting of stockholders shall be held on the second Thursday of November of each year, commencing with the year 2004, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m.  or such other hour as may be designated in the notice of the meeting.

(b)                                 Special Meetings.  Special meetings of the stockholders may be called at any time by the President, by the Board of Directors, or by the holders of not less than one-fifth of all outstanding shares entitled to vote at such meeting, and shall be called by any officer directed to do so by the Board of Directors.

3.3.                              Stockholders’ Action by Consent in Lieu of Meeting.  Any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the action.  Such consent shall be delivered to the corporation by delivery to its statutory office in the State of Arizona, the corporation’s principal place of business or an officer or agent of the corporation having custody of the books and records of the corporation.  Such consent shall have the same force and effect as the unanimous vote of the stockholders at a meeting duly held, and the Secretary shall file such consents with the minutes of the meetings of the stockholders.

Unless otherwise specified in the consent or consents, the action is effective on the date that the last stockholder signs the consent, or consents, except that if notice is required to be given to stockholders not entitled to vote, the effective date is not ten days before the corporation gives such stockholders notice of the proposed action.

3.4.                              (a)                                  Notice Required.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder entitled to vote at such meeting.  When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

(b)                                 Waiver of Notice.  Any notice required to be given by any provision of these Bylaws, the Articles of Incorporation, or any law may be waived in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, and such waiver shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.5.                              Presiding Officials.  Each meeting of the stockholders shall be convened by the President, Secretary, or other officer or by any of the persons who called the meeting by giving notice as above provided, but it shall be presided over by the officers specified in Sections 5.7 and 5.8 of these Bylaws; provided, however, that the stockholders may, notwithstanding anything herein to the contrary, select any person to preside at a meeting and any person to act as the Secretary of such meeting.

3.6.                              Business Which May be Transacted at Meetings.

(a)                                  Annual Meetings.  At each annual meeting of the stockholders, the stockholders entitled to vote shall elect members of the Board of Directors to hold office until the earlier of their resignation or removal or the election and qualification of their successors, and they may transact any other proper business as may be desired, whether or not the same was specified in the notice of the meeting, unless prohibited by law.

(b)                                 Special Meetings.  Special meetings may be called for any purpose or purposes, but business transacted at any special meeting shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of a majority of all of the outstanding shares of stock of the corporation entitled to vote thereat.

3.7.                              Quorum; Corporate Action.  Except as otherwise may be provided by the Articles of Incorporation, the holders of a majority of the outstanding shares entitled to vote at any meeting of the stockholders, present at the meeting in person or by proxy, shall constitute a quorum.  Every decision of a majority in the amount of shares of such quorum shall be valid as an act of the stockholders except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation.  If a quorum is not present at any meeting, the stockholders present and entitled to vote shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting which was adjourned.

3.8.                              Method of Voting; Proxies.  Each stockholder having the right to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing shall be entitled to vote or to express such consent or dissent in person or by proxy executed in writing by such stockholder.  No proxy shall be voted or acted upon after twelve months from the date of its execution, unless the proxy provides for a longer period.

3.9.                              Number of Votes.  Each stockholder shall have one vote for each share of stock which is entitled to vote under the provisions of the Articles of Incorporation and which is registered in his name on the books of the corporation.

3.10.                        Stockholders Entitled to Vote: Voting Rights of Fiduciaries, Pledgors and Joint Owners.  The stockholders who are entitled to notice of or to vote at a meeting or to express consent to corporate action in writing shall be determined as provided in Section 7.6 of the Bylaws.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote unless, in the transfer by the pledgor on the books of the corporation, the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)                                  If only one votes, his act binds all;

(b)                                 If more than one vote, the act of the majority so voting binds all;

(c)                                  If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares or a beneficiary may take such action as is permitted by law.  (If the instrument filed with the Secretary shows that any such tenancy is held in unequal interest, a majority or even-split for the purposes of subsections (b) and (c) above shall mean a majority or even-split of interest and not a majority or even-split in number.)

3.11.                        Voting by Ballot.  Unless otherwise provided in the Articles of Incorporation, an election of directors shall be by written ballot if so requested by any stockholder entitled to vote.

3.12.                        Ownership of Shares.  The corporation shall be entitled to treat the holder of any share of stock of the corporation as recorded on the stock record or transfer books of the corporation as the holder of record and holder and owner in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in such share on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholder list required under Section 3.13 of the Bylaws or the books of the corporation or to vote in person or by proxy at any meeting of the stockholders.  The term “stockholder” as used in these Bylaws means a holder of record of shares of the corporation.

3.13.                        Stockholder List.  The officer who has charge of the stock ledger of the corporation, two business days after notice of the meeting and continuing through the meeting, shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

ARTICLE 4

Directors

4.1.                              Directors - Number and Tenure.  The number of directors to constitute the Board of Directors shall be three (3).

A director does not need to be a stockholder or a resident of the State of Arizona, unless the Articles of Incorporation so requires; a director must be at least 18 years of age.

Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.  The attendance of any director at any regular or special meeting of the Board of Directors or such director’s written approval of the minutes of any such meeting shall constitute acceptance of the office of director.

4.2.                              Powers of the Board of Directors.  The business and affairs of the corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation.  The Board of Directors shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation, or these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

4.3.                              Regular Meetings.  A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of the stockholders; provided, however, that a majority of the directors may designate that the regular meeting be held at such different time or place as shall be consented to by them in writing, if all directors are notified of the different time or place in the same manner as they would be notified of a special meeting, except that it shall not be necessary to state the purposes of the meeting in such notice.  Any business may be transacted at a regular meeting of the Board of Directors.

Additional regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Arizona as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors.

Unless otherwise provided in the Articles of Incorporation, members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

4.4.                              Special Meetings.  Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President by giving or delivering written notice of such meeting to each director at least two full days (except that only 24-hour notice must be given if notice is delivered via a facsimile transmission) before the day on which the meeting is to be held, either personally or by mail or telegram, stating the place, day and hour of the meeting and the purpose or purposes for which it is called.  The person or persons calling the special meeting may fix the place, whether within or without the State of Arizona, as a place for holding the meeting.  If notice is given by mail, it shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the director at his residence or usual place of business.  If notice is given by telegraph, it shall be deemed to be delivered when it is delivered to the telegraph company.  If notice is given by facsimile transmission, it shall be deemed to be delivered when a confirmation of such transmission is generated by the sender’s facsimile machine.  If notice is given in person, it may be given by any officer having authority to call the meeting or by any director.

4.5.                              Action by Consent in Lieu of Meeting.  Any action which is required to be or which may be taken at a meeting of the Board of Directors may be taken without a meeting if all the directors severally or collectively consent thereto in writing and the writing or writings are filed with the minutes of the meetings of the Board of Directors.

4.6.                              Quorum.  A majority of the total number of directors shall, unless a greater number is required by the Articles of Incorporation, constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise specifically provided by law or the Articles of Incorporation.  Less than a quorum may adjourn a meeting successively until a quorum is present.

4.7.                              Waiver.  Any notice required to be given to a director by any provision of these Bylaws, the Articles of Incorporation or any law may be waived in writing signed by such director, whether before or after the time stated therein, and such waiver shall be deemed equivalent to notice.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where such director attends the meetings for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any meeting of the directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation.

4.8.                              Vacancies.  Unless otherwise provided in the Articles of Incorporation, vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

4.9.                              Committees.  The Board of Directors may, by resolution passed by a majority of the full Board of Directors, designate one or more committees, each committee to consist of one or more directors.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the Bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

The members of the committee may take actions without a meeting by consenting thereto in writing and participate in meetings by means of conference telephone or similar communications equipment in the same manner as the Board of Directors.

4.10.                        Compensation of Directors and Committee Members.  Directors and members of all committees shall be compensated for their services as may be provided by resolution of the Board of Directors.  Expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee if provided by resolution of the Board of Directors.  Nothing herein contained shall, however, be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for such services.

ARTICLE 5

Officers

5.1.                              Elected Officers.  A Chairman of the Board, a President, a Secretary and a Treasurer shall be elected by the Board of Directors at the organization meeting and thereafter at its first meeting following each annual stockholders’ meeting.  If the Board of Directors desires, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers may be elected by the Board of Directors from time to time as it deems necessary or advisable.  Any number of such offices may be held by the same person unless the Articles of Incorporation otherwise provides.

An elected officer shall be deemed qualified when such officer begins the duties of the office to which such officer has been elected and furnishes any bond required by the Board of Directors; but the Board of Directors may also require of such person a written acceptance and promise to discharge faithfully the duties of office.  The officers of the corporation need not be members of the Board of Directors or stockholders in the corporation.

5.2.                              Term of Office.  Each elected officer of the corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.

5.3.                              Appointed Officers and Agents; Terms of Office.  The Board of Directors from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable.  All appointed officers and agents shall hold their respective positions at the pleasure of the Board of Directors or for such terms as the Board of Directors may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by an elected officer empowered by the Board of Directors to make such determinations.

5.4.                              Removal.  Any officer or agent elected or appointed by the Board of Directors and any employee may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.5.                              Salaries and Compensation.  Salaries and compensation of all elected officers and all appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same shall be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

5.6.                              Delegation of Authority to Hire, Discharge and Designate Duties.  The Board of Directors from time to time may delegate to the President or other officer or executive employee of the corporation authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under the jurisdiction of such officer or executive employee, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

5.7.                              The Chairman of the Board.  The Chairman of the Board shall be the Chief Executive Officer of the corporation, shall preside at meetings of the Board of Directors, shall be responsible for the general supervision and direction of the business of the corporation and shall perform such other duties and responsibilities as are prescribed by the Board of Directors.

5.8.                              The President.  The President shall be the chief executive officer of the corporation.  The President shall have such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a corporation and shall carry into effect all directions and resolutions of the Board of Directors.  The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.  Except as otherwise provided in Section 3.5 of these Bylaws, the President shall preside at all meetings of the stockholders and of the Board of Directors.

The President may execute all bonds, notes, debentures, mortgages and other contracts and may cause the seal of the corporation to be affixed thereto and to all other instruments for and in the name of the corporation.  The President, when authorized by the Board of Directors to do so, may execute powers of attorneys from, for and in the name of the corporation to such proper person or persons as the President may deem fit, in order that the business of the corporation may be furthered or action taken as may be deemed by the President necessary or advisable in furtherance of the interests of the corporation.

Unless provided otherwise by the Board of Directors, the President may attend meetings of stockholders of other corporations to represent the corporation at such meetings and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as the President shall deem to be in the best interests of the corporation or as may be directed by the Board of Directors and may execute and deliver waivers of notices and proxies for and in the name of the corporation with respect to any such shares owned by the corporation.

The President, unless the Board of Directors otherwise provides, shall be ex officio a member of all standing committees.

5.9.                              Vice Presidents.  The Vice Presidents, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall from time to time prescribe.

5.10.                        The Secretary and Assistant Secretaries.  The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and, except as otherwise provided in Section 3.5 of these Bylaws, shall record or cause to be recorded all the proceedings of the meetings of stockholders and directors in a minute book of the corporation to be kept for that purpose.  The Secretary shall perform like duties for the executive and other standing committees when requested by the Board of Directors or such committee to do so.

The Secretary shall bear the principal responsibility to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.  The Secretary shall see that all books, records, lists and information required to be maintained at the registered or other office of the corporation in Arizona or elsewhere are so maintained.  The Secretary shall keep in safe custody the seal of the corporation and, when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed the Secretary shall attest the same by such Secretary’s signature.  The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

The Assistant Secretaries, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

5.11.                        The Treasurer and Assistant Treasurers.  The Treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the corporation.  The Treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation.  The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the corporation and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered or authorized generally by the Board of Directors.  The Treasurer shall render to the chief executive officer of the corporation and the directors whenever they may require it an account of the financial condition of the corporation and an account of all transactions of the Treasurer and those under the Treasurer’s jurisdiction.  The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give the corporation a bond, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of office and for the restoration to the corporation, in the case of such Treasurer’s death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of such Treasurer which belong to the corporation.  The cost, if any, of said bond shall be paid by the corporation.

The Assistant Treasurers, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors shall from time to time prescribe.

5.12.                        Duties of Officers May be Delegated.  If any officer of the corporation be absent or unable to act or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer or to any other agent or employee of the corporation or other responsible person, provided a majority of the full Board of Directors concurs therein.

ARTICLE 6

Indemnification; Financial Interests of

Officers or Directors in Corporate Transaction

6.1.                              Indemnification of Officers, Directors and Others.

(a)                                  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys’ fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

(b)                                 The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorneys’ fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)                                  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorneys’ fees.

(d)                                 Any indemnification under subsections (a) and (b) of this Bylaw, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said subsections (a) and (b).  Such determinations shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(e)                                  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this section.

(f)                                    The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(g)                                 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Bylaw.

6.2.                              Financial Interest of Officer or Director in Corporate Transaction.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a)                                  The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)                                  The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE 7

Shares of Stock

7.1.                              Certificates for Shares of Stock.  The certificates for shares of stock of the corporation shall be in such form as may be prescribed by the Board of Directors in conformity with law.  Each issued certificate shall be numbered consecutively and shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, the number and class of shares represented thereby, and the date of issue.  Each certificate shall be signed by or in the name of the corporation by the President and the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed.  If the corporation has a registrar or transfer agent who countersigns such certificates, any other signature on the certificate may be facsimile, engraved or printed.  In case any such officer, registrar or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, registrar or transfer agent before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, registrar or transfer agent at the date of its issue.  All certificates surrendered to the corporation for transfer shall be canceled.  No new certificate shall be issued until the form certificate or certificates, for a like number of shares, shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one shall be issued as provided in Section 7.7 of these Bylaws.

7.2.                              Stock Records.  The Secretary of the corporation or its transfer agent shall maintain stock records which indicate the number of each stock certificate issued, the name and address of the stockholder to whom issued, the number and class of shares evidenced thereby, the date of issue, the number of shares paid and by whom paid, and the transfer of such shares with the date of transfer.  The stockholder in whose name shares stand on the stock records shall be deemed to be the owner of such shares for all purposes regarding the corporation, except as otherwise required by law; and the stock records shall be the only evidence as to who are the stockholders entitled to examine the stock records, the stockholder list referred to in Section 3.13 of these Bylaws or the books of the corporation or to vote in person or by proxy at any meeting of the stockholders.

7.3.                              Consideration for Issuance of Stock.  Subscriptions to, or the purchase price of, the capital stock of the corporation may be paid for, wholly or partly, by cash, or labor done, by personal property, or by real property or leases thereof.  The stock so issued shall be declared and taken to be fully paid stock and not liable to any further call.

7.4.                              Transfer of Shares.  The shares of stock of the corporation are deemed personal property and the transfer of stock and the certificates of stock which represent the stock shall be governed by Title 47 of the Arizona Uniform Commercial Code, except as otherwise provided by law.  Whenever any transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

7.5.                              Transfer Agent.  The stock record book and other transfer records shall be in the possession of the Secretary of the corporation or a transfer agent for the corporation.  The corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable.  Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent of the corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties thereof.

7.6.                              Record Date.  In order that the corporation may determine the stockholders entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) express consent to corporate action in writing without a meeting, (c) receive payment of any dividend or other distribution or allotment of any rights, or (d) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

If no record date is fixed:

(a)                                  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the date on which the first written consent is expressed.

(c)                                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

7.7.                              Lost, Stolen or Destroyed Certificates.  In case of the loss, theft or destruction of any certificate for shares of stock of the corporation, upon due proof of such loss, theft or destruction by the registered owner thereof or such owner’s legal representative, by affidavit or otherwise, and upon such additional terms as the Board of Directors may prescribe, the corporation may issue a new certificate (which may be marked “duplicate” or “replacement”) in place of such certificate.  The corporation may require the owner of such certificate to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of such loss, theft or destruction or such issuance of a new certificate.

7.8.                              Power of Board of Directors.  The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfers, conversion and registration of certificates for shares of stock of the corporation not inconsistent with any law, the Articles of Incorporation, or these Bylaws.

ARTICLE 8

General

8.1.                              Fixing the Capital; Transfers of Surplus.  The corporation, by resolution of the Board of Directors, is expressly empowered to exercise all authority conferred upon it with respect to:

(a)                                  the consideration to be received by the corporation for its shares,

(b)                                 the determination that only part of the consideration received for shares of the corporation’s capital stock shall be capital,

(c)                                  the transfer of net assets in excess of capital to capital,

(d)                                 the increase of capital,

(e)                                  the disposition of treasury shares and the consideration therefor, and

(f)                                    all similar or related matters;

provided that any concurrent action required by law to be taken by the stockholders is duly taken.

8.2.                              Dividends.  The Board of Directors, at any regular or special meeting, subject to the provisions of the Articles of Incorporation and of any applicable law, may declare dividends upon the shares of the corporation’s capital stock, either (a) out of the surplus, as computed in accordance with law or (b) if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year.  Dividends may be paid, with respect to shares with par value, in cash, in property or in shares of the corporation’s capital stock and, with respect to shares without par value, at such price as may be fixed by the Board of Directors.  Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

8.3.                              Creation of Special Purpose Reserves.  The Board of Directors may set apart out of the funds of the corporation available for dividends a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the corporation, or for any other purpose as the Board of Directors shall determine is proper, and the Board of Directors may abolish any such reserve.

8.4.                              Checks.  All checks, bank drafts and other orders for the payment of money shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.  If no such designation is made and unless and until the Board of Directors otherwise provides, the President and Treasurer shall have power to sign all such instruments which are executed or made in the ordinary course of the corporation’s business for, on behalf of and in the name of the corporation.

8.5.                              Fiscal Year.  For accounting and income tax purposes, the corporation shall operate on such fiscal year as may be designated from time to time by the Board of Directors.

8.6.                              Directors’ Annual Statement.  The Board of Directors may present at each annual meeting and, when called for by vote of the stockholders, shall present to any annual or special meeting of the stockholders a full and clear statement of the business and condition of the corporation.

8.7.                              Amendments.  The Bylaws of the corporation may from time to time be altered or amended in any respect or repealed in whole or in part or new Bylaws may be adopted by an affirmative vote of the holders of a majority of the corporation’s outstanding shares entitled to vote or, if the Articles of Incorporation so provides, by the Board of Directors in the manner provided in the Articles of Incorporation.

CERTIFICATE

I, the undersigned, hereby certify that I am the Secretary of AMC Card Processing Services, Inc.  and the keeper of its corporate records; that the foregoing Bylaws were duly adopted by said corporation’s Board of Directors as and for the Bylaws of said corporation, effective as of October 27, 2004; that the foregoing constitute the Bylaws of said corporation; and that such Bylaws are now in full force and effect.

Dated November 11, 2004

/s/ Kevin M. Connor
Kevin M. Connor, Senior Vice President, General
Counsel and Secretary